UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2015

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    As a result of the realignment of the executive management team of KLA-Tencor Corporation (the “Company”), on April 13, 2015, Michael D. Kirk, Executive Vice President, Global Customer Organization and Global Manufacturing Operations, was named to a newly created position as Executive Vice President, Global Service and Support Division. In this role, Dr. Kirk will lead the Company's enhanced focus on providing innovative and distinctive customer service solutions and support to optimize the effectiveness, performance, and return on investment of our customers' installed base of process control equipment. Dr. Kirk will be responsible for all aspects of worldwide customer service, including operations, sales, marketing, as well as customer equipment installations. Dr. Kirk will continue to be a named executive officer of the Company, his compensation is unchanged and he will continue report to the Company's Chief Executive Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: April 16, 2015	By:	/s/ BRIAN M. MARTIN
	Name:	Brian M. Martin
	Title:	Executive Vice President and General Counsel